EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Access Integrated Technologies, Inc. Announces Fiscal 2008 Fourth Quarter Results

- Shows Continued Revenue Growth; Improved Operating Results and Adjusted EBITDA Margins -

MORRISTOWN, N.J. – June 12, 2008– Access Integrated Technologies, Inc. (“AccessIT” or the “Company”) (NASDAQ: AIXD) reported a 72% increase in revenues, to a record $81 million for the fiscal 2008 year ended March 31, 2008, versus the year-ago period.  The Company posted an Adjusted EBITDA1 (defined below) of $30.3 million or $1.19 per share, and a net loss of $35.7 million or $1.39 per share.  The net loss includes non-cash expenses for depreciation, amortization of intangible assets, non-cash interest, debt refinancing, impairment of intangible assets and stock-based compensation aggregating $44.4 million or $1.74 per share.

The Company reported a 26% increase in revenues versus the year-ago period to a record $21.9 million for the fiscal 2008 fourth quarter ended March 31, 2008.  In the quarter, the Company posted an Adjusted EBITDA of $8.9 million or $0.34 per share, and a net loss of $11.2 million or $0.43 per share.  The net loss includes non-cash expenses for depreciation, amortization of intangible assets, non-cash interest, impairment of intangible assets and stock-based compensation aggregating $14.5 million or $0.55 per share.

Fourth Fiscal Quarter and Fiscal Year Highlights

•
Revenues for the fourth quarter increased by 26%, to $21.9 million from $17.3 million, and for the fiscal year ended March 31, 2008 by 72% to $81.0 million from $47.1 million in the comparable year ago periods respectively.  These increases were driven largely by gains in the media services segment, including record levels of Virtual Print Fees (“VPF”), increased media delivery fees in our satellite unit and a full year of ownership of UniqueScreen Media.

•	Adjusted EBITDA[1] increased year-to-date to $30.3 million from $6.0 million and in the fourth quarter to $8.9 million from $3.4 million in the comparable year ago periods respectively.

•
Loss from Operations for the fourth quarter decreased to $2.4 million from a loss of $6.9 million in the year ago period.  This improvement was due primarily to higher revenues and reductions in direct operating and selling, general and administrative expenses.  Additionally, fiscal 2007’s non-recurring loss on disposition of assets was partially offset by a one-time charge for impairment of intangible assets in fiscal 2008.

•	Gross Profit Margin (revenue less direct operating expenses) continued to be more than 60% in each of the four quarters for fiscal 2008.

•
Adjusted EBITDA[1] margins improved from 20% in the prior year’s fourth quarter, and from 39% in our recently completed third quarter, to 41% in this quarter.  Year-over-year Adjusted EBITDA margins improved from 13% in fiscal 2007 to 37% in fiscal 2008.

•	Growth of the Company’s satellite network to 254 multiplex sites in 40 states helped to drive 106% growth in fiscal 2008 delivery revenues versus the previous year.

1 Adjusted EBITDA is defined by the Company to be earnings before interest, taxes, depreciation and amortization, other income (expense), net, stock-based compensation and non-recurring items.  Adjusted EBITDA is presented because management believes it provides additional information with respect to the performance of its fundamental business activities.  A reconciliation of Adjusted EBITDA to Generally Accepted Accounting Principles (“GAAP”) net income is included in the table attached to this release.  Adjusted EBITDA is a measure of cash flow typically used by many investors, but is not a measure of earnings as defined under GAAP, and may be defined differently by others.

(973) 290-0080                             55 Madison Avenue, Morristown, NJ  07960

Bud Mayo, Chief Executive Officer of AccessIT, stated, “Fiscal 2008 was a year of great achievement for AccessIT.  Among the many accomplishments in our Media Services Segment, we completed our Phase 1 digital cinema deployment of more than 3,700 screens, announced our Phase 2 deployment of an additional 10,000 screens and, in connection with our Phase 2 rollout, we have already entered into definitive agreements with four of the six major studios up to provide content and to pay VPFs.  We also executed our first live satellite-delivered event with Disney/ESPN as our partner, expanded our satellite network to 254 multiplex sites covering 109 markets, and signed our first international agreement with Doremi Labs Inc. to provide our Theatre Command CenterTM software and Library Management ServerTM to customers internationally.  In the Content and Entertainment segment, we signed an exclusive agreement with the San Francisco Opera to bring their performances to theatres throughout the world, and expanded our popular music and Kidtoons offerings.  The Advertising and Creative Services unit has been through a major shift and we hope will be able to provide incremental national advertising to all of its screens during fiscal 2009.  On the financing side, effective August 1, 2008, we have reduced the interest rate on $200 million of our outstanding GE debt by 2.5 percent to 7.3 percent, and continue to make progress on our refinancing efforts for our Phase 1 debt facility as well as preparations for the financing of Phase 2.”

CONFERENCE CALL NOTIFICATION
AccessIT will host a conference call to discuss its financial results at 10:30 a.m. EST on Thursday, June 12, 2008.  The conference can be accessed by dialing 719.325.4863, at least five minutes before the start of the call.  No passcode is required. The conference call will also be webcast simultaneously and will be accessible via the web on AccessIT’s Web site, www.accessitx.com.  A replay of the call will be available after 1:30 p.m. eastern at 719.457.0820 or 888.203.1112, passcode 6749916.  The replay will be accessible through Thursday, June 19th.

Access Integrated Technologies, Inc. (AccessIT) is the global leader in providing integrated solutions for digital cinema with more than 3,700 digital cinema screens installed.  The Company’s ground-breaking digital cinema networked services along with its Library Management Server® and Theatre Command Center® have enabled theatres across the United States to play more than seven million digital showings of Hollywood features to date.  AccessIT's 24/7 satellite operations delivers feature movies, alternative content advertising, and pre-show entertainment,  including live 2-D and 3-D events through its CineLive® satellite network, expanding box office sales and developing new ways to attract incremental revenues. Through its alternative content distribution division, The Bigger Picture, AccessIT offers channels of programming including Opera, Kidtoons, Faith Based, Concerts, Sports and Anime.  Access Integrated Technologies® and AccessITTM are trademarks of Access Integrated Technologies, Inc.  For more information on AccessIT, visit www.accessitx.com. [AIXD-E]

Safe Harbor Statement
Investors and readers are cautioned that certain statements contained in this document, as well as some statements in periodic press releases and some oral statements of AccessIT officials during presentations about AccessIT, along with AccessIT 's filings with the Securities and Exchange Commission, including AccessIT's registration statements, quarterly reports on Form 10-Q and annual report on Form 10-KSB, are "forward-looking'' statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act'').  Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, which include words such as "expects'', "anticipates'', "intends'', "plans'', “could”, “might”, "believes'', “seeks”, "estimates'' or similar expressions.  In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future actions, which may be provided by AccessIT’s management, are also forward-looking statements as defined by the Act.  Forward-looking statements are based on current expectations and projections about future events and are subject to various risks, uncertainties and assumptions about AccessIT, its technology, economic and market factors and the industries in which AccessIT does business, among other things.  These statements are not guarantees of future performance and AccessIT undertakes no specific obligation or intention to update these statements after the date of this release.

# # #
Contact:

Suzanne Moore
AccessIT
973.290.0080
smoore@accessitx.com

ACCESS INTEGRATED TECHNOLOGIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for share and per share data)
(Unaudited)

	Three Months Ended
	March 31,
	2007	2008

Revenues	$17,345	$21,892

Costs and expenses:
Direct operating (exclusive of depreciation and amortization shown below)	7,015	6,771
Selling, general and administrative	6,603	6,043
Provision for doubtful accounts	527	705
Research and development	56	(341)
Stock-based compensation	78	92
Loss on disposition of assets	2,561	-
Impairment of intangible asset.	-	1,588
Depreciation of property and equipment	5,224	8,335
Amortization of intangible assets	2,210	1,080
Total operating expenses	24,274	24,273
Loss from operations	(6,929)	(2,381)

Interest income..	798	232
Interest expense.	(4,706)	(8,797)
Other income (expense), net.	(224)	(289)
Net loss	$(11,062)	$(11,235)
Net loss per common share - basic and diluted	$(0.46)	$(0.43)

Weighted average number of common shares outstanding: Basic and diluted	24,362,925	26,277,411

Certain reclassifications of prior period data have been made to conform to the current presentation.

Access Integrated Technologies, Inc.
Adjusted EBITDA (as defined)
Reconciliation to GAAP Net Income
(In thousands)
(Unaudited)
	Three Months Ended
	March 31,
	2007	2008

Net loss	$(11,062)	$(11,235)
Add Back:
Amortization of software development..	242	210
Depreciation of property and equipment	5,224	8,335
Amortization of intangible assets	2,210	1,080
Interest income	(798)	(232)
Interest expense...	4,706	8,797
Other (income) expense, net	224	289
Loss on disposition of assets..	2,561	-
Impairment of intangible asset..	-	1,588
Stock-based compensation..	78	92
Adjusted EBITDA (as defined)	$3,385	$8,924

ACCESS INTEGRATED TECHNOLOGIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for share and per share data)
(Unaudited)

	Twelve Months Ended
	March 31,
	2007	2008

Revenues	$47,110	$80,984

Costs and expenses:
Direct operating (exclusive of depreciation and amortization shown below)	22,214	26,569
Selling, general and administrative	18,565	23,170
Provision for doubtful accounts	848	1,396
Research and development	330	162
Stock-based compensation	2,920	453
Loss on disposition of assets	2,561	-
Impairment of intangible asset	-	1,588
Depreciation of property and equipment	14,699	29,285
Amortization of intangible assets	2,773	4,290
Total operating expenses	64,910	86,913
Loss from operations	(17,800)	(5,929)

Interest income	1,425	1,406
Interest expense	(9,176)	(29,327)
Debt refinancing expense	-	(1,122)
Other income (expense), net	(448)	(715)
Net loss	$(25,999)	$(35,687)
Net loss per common share - basic and diluted	$(1.10)	$(1.39)

Weighted average number of common shares outstanding: Basic and diluted	23,729,763	25,576,787

Certain reclassifications of prior period data have been made to conform to the current presentation.

Access Integrated Technologies, Inc.
Adjusted EBITDA (as defined)
Reconciliation to GAAP Net Income
(In thousands)
(Unaudited)
	Twelve Months Ended
	March 31,
	2007	2008

Net loss	$(25,999)	$(35,687)
Add Back:
Amortization of software development	840	658
Depreciation of property and equipment	14,699	29,285
Amortization of intangible assets	2,773	4,290
Interest income	(1,425)	(1,406)
Interest expense	9,176	29,327
Other (income) expense, net	448	715
Loss on disposition of assets	2,561	-
Debt refinancing expense	-	1,122
Impairment of intangible asset	-	1,588
Stock-based compensation	2,920	453
Adjusted EBITDA (as defined)	$5,993	$30,345

ACCESS INTEGRATED TECHNOLOGIES, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except for share data)
(Unaudited)

	March 31, 2007	March 31, 2008
ASSETS
Current assets
Cash and cash equivalents	$29,376	$29,655
Accounts receivable, net	18,504	21,494
Unbilled revenue, current portion	2,324	6,393
Deferred costs	2,318	3,859
Prepaid and other current assets	993	1,316
Notes receivable, current portion	101	158
Total current assets	53,616	62,875

Deposits on property and equipment	8,513	3,802
Property and equipment, net	197,452	269,031
Intangible assets, net	19,432	13,592
Capitalized software costs, net	2,840	2,777
Goodwill	13,249	14,549
Accounts receivable, net of current portion	248	299
Deferred costs	3,304	6,595
Notes receivable, net of current portion	1,227	1,220
Unbilled revenue, net of current portion	1,221	2,075
Security deposits	445	408
Restricted cash	180	255
Total assets	$301,727	$377,478

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued expenses	$28,931	$29,015
Current portion of notes payable	2,480	16,998
Current portion of deferred revenue	8,871	6,204
Current portion of customer security deposits	129	333
Current portion of capital leases	75	89
Total current liabilities	40,486	52,639

Notes payable, net of current portion	164,196	250,689
Capital leases, net of current portion	5,903	5,814
Deferred revenue, net of current portion	283	283
Customer security deposits, net of current portion	54	46
Total liabilities	210,922	309,471

Commitments and contingencies

Stockholders' equity:
Class A common stock, $0.001 par value per share; 40,000,000 shares authorized; 23,988,607 and 26,143,612 issued and 23,937,167 and 26,092,172 shares outstanding at March 31, 2007 and March 31, 2008, respectively..	24	26
Class B common stock, $0.001 par value per share; 15,000,000 shares authorized; 763,811 and 733,811 shares issued and outstanding at March 31, 2007 and March 31, 2008, respectively	1	1
Additional paid-in capital	155,957	168,844
Treasury Stock, at cost; 51,440 Class A shares	(172)	(172)
Accumulated deficit	(65,005)	(100,692)
Total stockholders' equity	90,805	68,007
	$301,727	$377,478

Certain reclassifications of prior period data have been made to conform to the current presentation.